Exhibit 99.1
NEWS RELEASE

Achaogen Appoints Blake Wise as Chief Operating Officer

South San Francisco, CA, August 19, 2015 - Achaogen, Inc. (NASDAQ: AKAO), a clinical-stage biopharmaceutical company developing novel antibacterials to treat multi-drug resistant (MDR) gram-negative infections, today announced the appointment of Mr. Blake Wise as its Chief Operating Officer, effective October 1st, 2015.
“Blake brings to Achaogen more than 20 years of expertise and leadership in multiple areas of corporate and commercial strategy and operations. He’ll play an integral role in our growth trajectory as plazomicin advances its Phase 3 cUTI and CARE studies and as we continue to build out our product pipeline,” commented Kenneth Hillan, Chief Executive Officer of Achaogen.
Mr. Wise is joining Achaogen after 13 years at Genentech, a leading biotechnology company that discovers, develops, manufactures and commercializes medicines to treat patients with serious or life-threatening medical conditions. He most recently established and led the Cross BioOncology franchise as Vice President, Cross BioOncology. In this role, Mr. Wise spearheaded cross-portfolio oncology initiatives, including key account management, marketing, managed markets, companion diagnostics, pipeline commercialization, and long-term oncology strategy. During his time at Genentech, Mr. Wise also held several other leadership positions of increasing responsibility, including Senior Director, Franchise Head and Life Cycle Leader of the Lytics franchise, with overall commercial responsibility for Genentech’s hospital-based Lytics business. He previously served as a Sales Director in BioOncology, Marketing Director in Cystic Fibrosis and Immunology, and Interactive Marketing Director where he built Genentech’s digital marketing capabilities. Prior to joining Genentech in 2002, Mr. Wise worked in consumer marketing, e-commerce and online marketing outside of the healthcare industry in leadership positions at Gap, Inc. and Webvan. Mr. Wise received his Bachelor of Arts degree in Business Economics from University of California, Santa Barbara, and his Masters of Business Administration degree from UC Berkeley’s Haas School of Business.
“I’m truly excited to join the Achaogen team during this important period in the company’s development,” said Mr. Wise. “This is a unique opportunity and I am eager to do all I can to help the company achieve its potential in addressing the urgent need for new treatment options for serious MDR gram-negative infections.”

About Achaogen
Achaogen is a clinical-stage biopharmaceutical company passionately committed to the discovery, development, and commercialization of novel antibacterials to treat MDR gram-negative infections. Achaogen is developing plazomicin, Achaogen’s lead product candidate, for the treatment of serious lung, bloodstream, and urinary tract infections due to Enterobacteriaceae, including, but not limited to, carbapenem-resistant Enterobacteriaceae (CRE). Achaogen’s plazomicin program is funded in part with a contract from the Biomedical Advanced Research and Development Authority. Plazomicin is the first clinical candidate from Achaogen’s gram-negative antibiotic discovery engine, and Achaogen has other programs in early and late preclinical stages focused on other MDR gram-negative infections. For more information, please visit www.achaogen.com.
Forward-Looking Statements
This press release contains forward looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Achaogen’s expectations regarding the role of Mr. Wise in Achaogen’s growth trajectory, the continued growth of Achaogen’s product pipeline and the advancement of Achaogen’s Phase 3 study in patients with complicated urinary tract infections (cUTI) and Achaogen’s Phase 3 study titled CARE (Combating Antibiotic Resistant Enterobacteriaceae). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause Achaogen’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the preclinical and clinical development process; the risks and uncertainties of the regulatory approval process; the risk that bacteria may evolve resistance to plazomicin; risks and uncertainties as to Achaogen’s ability to raise additional capital to support the development of plazomicin and its other programs; and risks and uncertainties related to the acceptance of government funding for certain of

Achaogen’s programs, including the risk that the Biomedical Advanced Research and Development Authority could terminate Achaogen’s contract for the funding of the plazomicin development program. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Achaogen’s business in general, see Achaogen’s current and future reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Achaogen does not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise.
Contact:
Candice Knoll
Blueprint Life Science Group
415.375.3340 Ext. 4
cknoll@bplifescience.com